                                                            Execution Version

                         LICENSE AGREEMENT

                              BETWEEN

                    IBIS TECHNOLOGY CORPORATION

                                AND

                       ORION EQUIPMENT, INC.

                                LICENSE AGREEMENT

     THIS AGREEMENT, effective this 27th day of June, 1996, ("EFFECTIVE DATE") by and between ORION EQUIPMENT, INC., a corporation organized and existing under the laws of California with its principal place of business at 528 Weddell Drive, Sunnyvale, California 94089-2113 ("Licensee") and IBIS TECHNOLOGY CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Massachusetts, with its principal place of business at 32A Cherry Hill Drive, Danvers, Massachusetts 01923, U.S.A. ("IBIS").

     WHEREAS, IBIS is the sublicensee of certain technology related to the use of a periodically varying magnetic field to cause the scanning of a focused ion beam in one dimension pursuant to the documents appended as Exhibit A; and

     WHEREAS, IBIS is willing to further sublicense such technology on the terms set forth herein; and

     WHEREAS, Licensee desires to obtain a sublicense of such technology upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                             ARTICLE 1 - DEFINITIONS

     For the purpose of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "FIELD" shall mean all fields of use other than the commercial production of SIMOX wafers.

     1.2 "ION IMPLANTATION MACHINE" means a machine constructed to implant ions uniformly over the surface of a substrate, and does not include other machines such as ion projection lithography machines.

     1.3 "LICENSED PRODUCTS" shall mean ORIGINAL 1-D MAGNETIC SCANNING MACHINES and RETROFITTED 1-D MAGNETIC SCANNING MACHINES, the manufacture, use or sale of which is within the claims of the PATENT RIGHTS.

     1.4 "MAGNETIC SCANNING" means the use of a periodically varying magnetic field to cause the scanning of a focused ion beam in one dimension.

     1.5 "PATENT RIGHTS" shall mean: (a) 1-D patent rights: United States Patent Application No. 07/843,391, now U.S. Patent No. 5,311,028; United States Patent Application No. 08/106,351, now U.S. Patent No. 5,393,984; and United States Patent Application No. 08/383,422, (b) United States Patent Application 08/259,919, filed June 10, 1994 (Wiggler), (c) a United States Patent Application for the subject known as Dual Field Scanning, filed June 10, 1995, entitled System and Method for Producing Superimposed Static and Time-Varying Magnetic Fields, (d) any U.S. patents issuing , reissuing or otherwise based on the inventions claimed in (a), (b) or (c) above, and any foreign patent applications and patents corresponding thereto.

     1.6 "ORIGINAL 1-D MAGNETIC SCANNING MACHINE" means an ION IMPLANTATION MACHINE originally constructed, to employ MAGNETIC SCANNING to implant ions in one dimension.

     1.7 "RETROFITTED 1-D MAGNETIC SCANNING MACHINE" means an ION IMPLANTATION MACHINE originally constructed to implant ions by means other than MAGNETIC SCANNING, and subsequently retrofitted by Licensee to employ MAGNETIC SCANNING to implant ions in one dimension.

                     ARTICLE 2 - GRANT OF LICENSE AND OPTION

     2.1 GRANT OF LICENSE. IBIS hereby grants to Licensee, subject to the terms herein recited, a non-exclusive, non-transferable (except as provided in ARTICLE
10.2 herein), perpetual, royalty-bearing, worldwide right and sublicense under the PATENT RIGHTS to develop, make, have made, use, sell and distribute RETROFITTED 1-D MAGNETIC SCANNING MACHINES in the FIELD.

     2.2 GRANT OF OPTION. IBIS hereby grants to Licensee, subject to the terms herein recited, an option to acquire a non-exclusive, non-transferrable (except as provided in ARTICLE 10.2 herein), perpetual, royalty-bearing, worldwide right and sublicense under the PATENT RIGHTS to develop, make, have made, use, sell and distribute ORIGINAL 1-D MAGNETIC SCANNING MACHINES in the FIELD.

     2.3 EXERCISE OF OPTION. Licensee may exercise the option granted pursuant to Section 2.2 hereof by delivering written notice of such exercise to IBIS together with the Option Exercise Fee as provided in Section 3.2 hereof. Upon delivery of such notice and such Option Exercise Fee. Licensees shall have, subject to the terms herein recited, the license described in Section 2.2 hereof.

     2.4 SALE OF LICENSED PRODUCTS. IBIS acknowledges that Licensee cannot restrict or control the end use of general purpose ION IMPLANTATION MACHINES. However, Licensee acknowledges and agrees that it shall not, under rights provided under this agreement, sell LICENSED PRODUCTS or scanning components which are specifically designed for the commercial production of SIMOX wafers.

     2.5 IMPROVEMENTS. If Licensee makes any invention which is an improvement to inventions claimed in the PATENT RIGHTS, whether or not patentable, Licensee shall disclose such invention to IBIS and grant to IBIS a non-exclusive, perpetual, royalty free, worldwide right and license with the right to grant sublicenses to use such invention(s).

                              ARTICLE 3 - ROYALTIES

     3.1 INITIAL LICENSE FEE. Upon signing this Agreement, Licensee shall pay IBIS a non-refundable license fee of One Hundred Twenty Thousand Dollars ($120,000) in consideration of the license granted pursuant to Section 2.1 hereof and the option granted pursuant to Section 2.2 hereof.

     3.2 OPTION EXERCISE FEE. Upon and in connection with exercise of the option granted by Section 2.3 hereof, Licensee shall pay IBIS a non-refundable option exercise fee (the "Option Exercise Fee") of (a) Three Hundred Eighty Thousand Dollars ($380,000.00) MINUS (b) the product of $25,000 and the number of RETROFITTED 1-D MAGNETIC SCANNING MACHINES in excess of four (4) that are shipped or put into use by Licensee prior to the option exercise date.

     3.3 ROYALTIES. (a) Licensee agrees to pay to IBIS, as partial consideration for the rights granted under this Agreement, Thirty Thousand Dollars ($30,000) for each of the first four (4) RETROFITTED 1-D MAGNETIC SCANNING MACHINES shipped or put into use by it and Twenty Five Thousand

Dollars ($25,000) for each RETROFITTED 1-D MAGNETIC SCANNING MACHINE shipped or put into use by it in excess of four (4) RETROFITTED 1-D MAGNETIC SCANNING MACHINES.

     (b) Licensee agrees to pay to IBIS, as partial consideration for the rights granted under this Agreement, Twenty Five Thousand Dollars ($25,000) for each of the first sixty (60) ORIGINAL 1-D MAGNETIC SCANNING MACHINES shipped or put into use by it and Fifteen Thousand Dollars ($15,000) for each ORIGINAL 1-D MAGNETIC SCANNING MACHINE shipped or put into use by it in excess of sixty (60) ORIGINAL 1-D MAGNETIC SCANNING MACHINES;

     (c) Amounts paid pursuant to Section 3.1 shall be credited against royalties payable pursuant to Section 3.3(a) and amounts paid pursuant to
Section 3.2 shall be credited against royalties payable pursuant to Sections 3.3(a) or 3.3(b).

     (d) The applicable royalty amounts payable hereunder shall be increased annually, as of January 1 of each year, over the respective amounts established for the preceding year by a factor equal to the increase in the U.S. Consumer Price Index (CPI) for the prior year, taking the CPI in effect December 31, 1995 as the base index.

     3.4 ROYALTY PERIOD. The obligation to pay royalties under Section 3.3 shall continue in each country in which manufacture, use or sale of Licensed Products occurs until the date of expiration of the last to expire of any patent issued in such country which is part of the PATENT RIGHTS.

     3.5 PAYMENT. Royalties will be due and payable within sixty (60) days of the end of each calendar quarter. Royalty payments shall be made in United States Dollars at IBIS' offices in Danvers, Massachusetts.

                         ARTICLE 4 - REPORTS AND RECORDS

     4.1 REPORTS. At the time of each royalty payment, Licensee shall provide a full account of all business activities subject to royalty payments hereunder.

     4.2 RECORDS. Licensee shall keep complete and accurate books of account containing all particulars which may be reasonably necessary for the purpose of showing the royalties payable to IBIS. Said books of account of Licensee shall be kept at the principal place of business of Licensee. Said books and particulars shall be available during normal business hours, upon reasonable notice, for five (5) years following the end of the calendar year to which they pertain, to the inspection of an independent certified public accountant retained by IBIS for the purpose of verifying Licensee's records related to Licensee's royalty obligations under this Agreement.

     4.3 AUDIT COSTS. If an audit conducted on behalf of IBIS pursuant to
Section 4.2 reveals that Licensee has made an error in its favor of the sum of royalty payments due IBIS in a calendar year, Licensee, in addition to payment of the amount owing, shall be obliged to pay the audit fee in connection with the audit, said payments to be made within sixty (60) days of delivery of the auditor's report to Licensee. Except as provided in the prior sentence, IBIS shall be responsible for all fees and expenses of said independent certificate public accountant.

     4.4 MARKING. Licensee agrees to mark all LICENSED PRODUCTS shipped or put into use in the United States with all applicable U.S. patent numbers, to the extent commercially practicable. All LICENSED PRODUCTS shipped to other countries shall be marked in such a manner as to conform with the patent laws and practice of the country to which such products are shipped, to the extent commercially practicable.

                      ARTICLE 5 - ABATEMENT OF INFRINGEMENT

     5.1 LICENSOR ACTION. Licensee shall give immediate notice to IBIS of any infringement of PATENT RIGHTS by third parties which may come to its attention. If at any time any third party shall infringe any unexpired patent licensed hereunder, IBIS may at its election bring suit in its own name or in the name of Licensee against such infringer. Licensee shall execute such legal papers necessary for the prosecution of such suit as may be requested by IBIS, and IBIS shall be liable for all costs and expenses of such litigation and shall be entitled to receive and retain all recoveries therefrom. Licensee will at all times fully cooperate with IBIS in the enforcement of the PATENT RIGHTS and shall furnish IBIS all information and records requested by IBIS in connection therewith.

     5.2 LICENSEE ACTION. If IBIS fails for the period of ninety (90) days after its attention has been called to the matter by notice in writing by Licensee, in accordance with Section 5.1, to institute any proceedings or actions necessary to prevent any infringement on a commercial scale competitive with Licensee, Licensee may, unless otherwise objected to by IBIS within the ninety (90) day period, at its own cost institute and prosecute actions or proceedings, if necessary, in its name or in the name of IBIS, or both if required by law. Licensee agrees to notify IBIS of any such action. IBIS agrees to cooperate reasonably in the preparation for and prosecution of any such action. Any amounts realized by Licensee from the successful prosecution of any such infringement suit(s) will be applied first to reimburse IBIS for its cost and expenses in connection therewith, then to reimburse Licensee for its costs and expenses in connection with said suit(s), and the balance, if any, shall be divided equally between the parties. Should IBIS object to Licenses initiating suit, then Licensee's continuing obligation to pay royalties shall cease during any such period of non-abatement.

                   ARTICLE 6 - REPRESENTATIONS AND WARRANTIES

     6.1 AUTHORITY. Each party represents and warrants that it has the right and authority to enter this Agreement.

     6.2 EXCEPTIONS. Nothing in this Agreement shall be construed as:

     (a) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights or trademarks of third parties;

     (b) conferring rights on Licensee to use in advertising, publicity or otherwise the name of IBIS or of its employees or affiliates without prior written approval of IBIS.

     (c) conferring rights on IBIS to use in advertising, publicity or otherwise the name of Licensee or of its employees or affiliates without the prior written approval of Licensee.

     6.3 DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, IBIS MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. IBIS HAS

NOT CONDUCTED ANY STUDY OF THE PATENTABILITY OF THE TECHNOLOGY AND MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE LIKELIHOOD OF THE ISSUANCE OF ANY PATENTS, OR THE VALIDITY OF ANY PATENTS WHICH HAVE ISSUED OR MAY ISSUE, IN CONNECTION THEREWITH.

                        ARTICLE 7 - TERM AND TERMINATION

     7.1 BANKRUPTCY. If Licensee undergoes a liquidation in bankruptcy, or files a petition for liquidation in bankruptcy, or applies for or consents to the appointment of a receiver of trustee, of makes an assignment for the benefit of creditors, whether by the voluntary act of Licensee or otherwise, and if Licensee fails to terminate any such proceeding within one hundred twenty (120) days after its commencement, IBIS may at its election terminate this Agreement upon thirty (30) days written notice to Licensee. Licensee agrees to provide written notice to IBIS of Licensee's or third party's intention to file a petition for liquidation of Licensee in bankruptcy prior to such filing, if known.

     7.2 MATERIAL BREACH. Upon any material breach or default by Licensee, IBIS shall have the right to terminate this Agreement and the rights and license granted hereunder by thirty (30) days written notice to Licensee. Such termination shall become effective at the end of such thirty (30) day period unless Licensee has cured any breach or default prior to the expiration such period.

     7.3 LATE ROYALTIES. Any royalties which are not paid when due shall accrue interest at the average prime rate plus two (2) percent as established in the Wall Street Journal for the period from the date such amount shall have been due until such amount is paid in full.

     7.4 OBLIGATIONS ON TERMINATION. Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation which matured prior to the effective date of such termination.

     7.5 SURVIVAL. Sections 4.2, 6.1, 6.3 and Article 8 shall survive termination of this Agreement as well as the right of IBIS to collect any accrued royalties as recited in Article 3.

                           ARTICLE 8 - INDEMNIFICATION

     Licensee agrees to hold harmless, indemnify and defend IBIS and its officers, directors, agents and employees, from all liabilities, demands, damages, expenses and losses arising out of (a) use by Licensee, or by any party acting on behalf of or under authorization from Licensee, including, without limitation, customers of Licensee, of the PATENT RIGHTS; and (b) use, sale or other disposition by Licensee, or by any party acting on behalf of or under authorization from Licensee, including, without limitation, customers of Licensee, of LICENSED PRODUCTS. The provisions of this Article 8 shall survive termination of this Agreement.

                ARTICLE 9 - PAYMENTS, NOTICES AND COMMUNICATIONS

     Except as otherwise provided for herein, any payment, notice or other communication pursuant to this Agreement shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by overnight courier, or (iii) sent by registered mail, return receipt requested, postage prepaid.

       In the case of IBIS:         IBIS Technology Corporation
                                    32A Cherry Hill Drive
                                    Danvers, MA  01923
                                    ATTN:  Geoffrey Ryding, President

       In the case of LICENSEE:  Orion Equipment, Inc.
                                    528  Weddell Drive
                                    Sunnyvale, CA  94089-2113
                                    ATTN: President

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered mail, on the 5th business day following the day such mailing is made.

                      ARTICLE 10 - MISCELLANEOUS PROVISIONS

     10.1 TAX PAYMENT. Licensee may withhold any withholding taxes as required by any applicable laws regarding its payments under this Agreement. Licensee shall provide IBIS with certification of any such tax payments for IBIS tax credit purposes.

     10.2 ASSIGNMENT. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld, except that:

     (a) Licensee, may, without such consent and at its sole discretion, assign this Agreement or the resulting license to a company of which Licensee controls directly or indirectly the majority of the voting power, provided that the assignee undertakes to be bound to perform, and Licensee hereby undertakes and covenants to guaranty the full performance by such assignee of, all obligations of Licensee under this Agreement and any license granted pursuant to its exercise and

     (b) IBIS may, without such consent, assign its right to receive royalties hereunder at its sole discretion, provided that IBIS will, prior to the assignment, provide Licensee evidence of the agreement between the assignee and IBIS that creates the obligation to assign and give Licensee full information regarding the assignee's name, address and other necessary data on the assignee.

     10.3 GOVERNING LAW. This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

     10.4 ENTIRE AGREEMENT. The parties hereto acknowledge that this instrument sets forth the entire agreement and understanding of the parties hereto as to the subject of the matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to be the parties hereto.

     10.5 SEVERABILITY. The provisions of this Agreement are severable, and in the event that any provisions of this Agreement are determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     10.6 DISPUTES. Any dispute, claim, or difference arising in connection with this Agreement or as to the rights or liabilities of the parties hereunder (each such event being hereinafter called a "dispute"), shall be referred to arbitration in Boston, Massachusetts in accordance with the then obtaining the Rules of the American Arbitration Association. The Arbitrational tribunal shall consist of three arbitrators. The party initiating arbitration shall nominate one arbitrator (who shall not be affiliated with such party) in the request for arbitration and the other party shall nominate a second arbitrator (who shall not be affiliated with such party) in the answer thereto. The two arbitrators so named will then jointly appoint the third arbitrator as chairman of the Arbitration Tribunal. In the event a party shall fail to nominate its arbitrator or the two shall fail to nominate the third arbitrator, such nomination shall be made by the office of the American Arbitration Association in Boston, Massachusetts. The award of the Arbitration tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid Rules, the procedural law of the Commonwealth of Massachusetts shall govern.

     10.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed on original, and counterpart signature pages may be assembled to form a single document.

     IN WITNESS WHEREOF, and intending to be bound hereby, the parties have caused this agreement to be signed by their duly authorized representatives.

IBIS TECHNOLOGY CORPORATION                     ORION EQUIPMENT, INC.

By: /s/ Geoffrey Ryding                     By: /s/ Wesley H. Weisenberger
   ------------------------                    --------------------------------

Name: Geoffrey Ryding                       Name: Wesley H. Weisenberger
     ----------------------                      ------------------------------

Title: President                            Title: Chief Executive Officer
      ---------------------                       -----------------------------

Date:  June 27, 1996                        Date:  June 27, 1996